UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

FTC Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Quarry Oaks II Building, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 481-4271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2026, FTC Solar, Inc. (the “Company”), the lenders party thereto (the “Lenders”) and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”), entered into the Third Amendment and Limited Waiver (the “Third Amendment”) to the Credit Agreement, dated July 2, 2025, as amended by the First Amendment to Credit Agreement, dated November 11, 2025, and as further amended by the Second Amendment and Limited Waiver to Credit Agreement, dated as of March 23, 2026 (as amended, the “Credit Agreement”). Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings given to them in the Credit Agreement.

Pursuant to the Third Amendment, the Company and the Lenders agreed to, among other things: (a) amend the payment date for the next $5,000,000 ECF Repayment amount from September 30, 2026 to March 31, 2027; and (b) amend the financial covenants applicable to the Company under Section 6.10 of the Credit Agreement. As a result of the amendments, none of the financial covenants applied to the Company for the quarter ended September 30, 2026, and they will apply as follows:

●	Minimum Unrestricted Cash. The minimum unrestricted cash covenant will not apply until January 4, 2027, at which time the Company will be required to maintain unrestricted cash balances of $15,000,000 at all times.

●	Minimum Revenue. The minimum revenue covenant will not apply to the Company until March 31, 2027. As amended, the Company is required to have LQ Revenue of not less than $60,000,000 for the quarter ending March 31, 2027 and of at least $75,000,000 for each fiscal quarter thereafter.

●	Minimum Consolidated EBITDA. The Consolidated EBITDA covenant will not apply to the Company until March 31, 2027, at which time the Company must have at least $2,000,000 of Consolidated EBITDA for the quarter ending March 31, 2027, and thereafter the Company is required to have at least $25,000,000 of Consolidated EBITDA for the 12 months ending December 31, 2027 and as of the last day of each fiscal year thereafter.

Additionally, commencing with the fiscal quarter ending March 31, 2027, the Company’s direct tracker margin must exceed certain thresholds for each fiscal quarter. The existing covenant relating to minimum Purchase Order Amounts was not amended, and that covenant applies to the Company for the quarter ending March 31, 2027. The Third Amendment also adjusted certain portions of the definition of Change in Control and removed the Strategic Covenant Standstill Period applicable to the amended financial covenants.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing the Third Amendment. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment and Limited Waiver to Credit Agreement, dated September 30, 2026, by and among FTC Solar, Inc., the Lenders party thereto, and Acquiom Agency Services LLC, as administrative agent for the Lenders #+

99.1	Press Release dated October 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.
+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

Date:	October 5, 2026	By:	/s/ Cathy Behnen
Cathy Behnen Chief Financial Officer

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